Exhibit 10.4
OUTBRAIN INC.
2021 LONG-TERM INCENTIVE PLAN
PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
Outbrain Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), a Full Value Award comprising an award of performance-based restricted stock units (“Performance Stock Units” or “PSUs”). Each Performance Stock Unit represents the right to receive, in accordance with the Award Agreement attached hereto as Exhibit A (the “Agreement”), one Common Share (“Share”) upon vesting. This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Capitalized terms not specifically defined in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) shall have the meanings specified in the Plan and the Agreement.

Participant:	[__________________________]
Full Value Award:	PSUs
Date of Grant:	[__________________________]
Total Number of PSUs:	[__________________________]
Number of Target PSUs:	[__________________________]
Number of Over-Performance PSUs:	[__________________________]
Performance Period	[__________________________]
Subject to the terms and conditions of the Agreement and this Grant Notice, the PSUs will vest and be paid upon satisfaction of both service-based and performance-based vesting conditions, as follows:
1.    Service-Based Vesting Condition. The PSUs will satisfy the service-based vesting condition (“Service-Based Vesting Condition”) as to one-[ number of periods ]th (1/[ number of periods ] of the PSUs on [___] and thereafter on each [___], [___], [___]and [___] (“Quarterly Vesting Dates”) during the Performance Period, subject to the Participant not incurring a termination of employment prior to such vesting dates.

2.    Performance-Based Vesting Condition.
(a) The Target PSUs will satisfy the performance-based vesting condition (“Performance-Based Vesting Condition”) based upon achievement of the following stock price targets, measured based on the closing market price of a Share as reported on the Nasdaq Stock Market exceeding such target on 20 trading days (consecutive or non-consecutive) within any consecutive 30-trading day window during the Performance Period (“Stock Price Achievement”), with any such achievement to be promptly confirmed by resolution of the Committee:
(i)    Tranche 1: [___]% of the Target PSUs satisfy the Performance-Based Vesting Condition upon Stock Price Achievement that equals or exceeds $[___]; and
(ii)    Tranche 2: [___]% of the Target PSUs satisfy the Performance-Based Vesting Condition upon Stock Price Achievement that equals or exceeds $[___].

(b) The Over-Performance PSUs will satisfy the Performance-Based Vesting Condition based upon certification by the Compensation Committee of the following Stock Price Achievement, with any such achievement to be promptly confirmed by resolution of the Committee:
(i)    Tranche 1: [___]% of the Over-Performance PSUs satisfy the Performance-Based Vesting Condition upon Stock Price Achievement that equals or exceeds $[___]; and
(ii)    Tranche 2: [___]% of the Over-Performance PSUs satisfy the Performance-Based Vesting Condition upon Stock Price Achievement that equals or exceeds $[___].
Each of the above tranches eligible to satisfy the Performance-Based Vesting Condition are referred to herein as a “Tranche,” and each stock price target with respect to a Tranche is referred to herein as a “Stock Price Hurdle.”
(c)    If the Company incurs a change in capitalization as specified in Section 3.2 of the Plan, then each Stock Price Hurdle and the Shares subject to the Award will be proportionately adjusted to account for such change in capitalization.
(d)     If the closing market price of a Share as reported on the Nasdaq Stock Market exceeds the applicable Stock Price Hurdle on 20 trading days (consecutive or non-consecutive) within any consecutive 30-trading day window during the Performance Period, then Stock Price Achievement and satisfaction of the Performance-Based Vesting Condition with respect to the applicable Tranche(s) shall be deemed to occur on the 20th trading day upon which the Stock Price Hurdle was reached (the “Stock Price Achievement Date”), and no subsequent stock price decrease will have any effect on a previous achievement. No vesting of the PSUs will occur if the Stock Price Achievement Date does not occur on or before the last day of the Performance Period.

(e)    The Participant will be deemed to have satisfied the applicable Performance-Based Vesting Condition as of the Stock Price Achievement Date, without regard to the timing of the Committee’s confirmation of such achievement thereafter.

3.    Vesting Generally. For the avoidance of doubt, no vesting of PSUs will occur unless Stock Price Achievement has occurred and the Participant has satisfied the Service-Based Vesting Condition through the applicable Quarterly Vesting Date. To the extent the Service-Based Vesting Condition has been satisfied prior to Stock Price Achievement, then the applicable portion of the PSUs that has satisfied the Service-Based Vesting Condition will vest on the Stock Price Achievement Date of the applicable Tranche and the balance will continue to remain outstanding and eligible to vest subject to satisfaction of the Service-Based Vesting Condition. Notwithstanding any references to vesting herein, actual settlement dates shall be subject to the Company’s then-in-effect quarterly cycle for delivery of Shares, subject to Section 2.6(a) of the Agreement.

4.    Termination of Employment.

(a)     If the Participant incurs a termination of employment for Cause (as defined in Exhibit B) prior to the achievement of either a Service-Based Vesting Condition or a Performance-Based Vesting Condition with respect to any portion of the PSUs, such portion of the PSUs shall be forfeited by the Participant effective immediately upon such termination of employment and shall cease to be eligible for vesting hereunder.

(b)    If the Participant incurs a termination of employment other than for Cause, (i) effective as of the Termination Date, the PSUs will be deemed to have satisfied the Service-Based Vesting Condition with respect to the Quarterly Vesting Dates scheduled to occur on or prior to the six-month anniversary of the Termination Date, or if earlier, the last day of the Performance Period (the “Expiration Date,” with the period from any Termination Date through and including the Expiration Date referred to as the “Post-Termination Period”) and (ii) the PSUs will remain outstanding and will continue to be eligible to vest subject to satisfaction of the Performance-Based Vesting Condition during the Post-Termination Period. Any PSUs that were scheduled to vest following the Expiration Date will be immediately forfeited upon the Termination Date.

(c)    For purposes of clarity, if the Participant incurs a termination of employment other than for Cause, then at the time of the Termination Date, if the Stock Price Achievement Date with respect to any Tranche (i) has previously occurred, then any PSUs subject to such Tranche that are deemed to satisfy a Service-Based Vesting Condition under Section 4(b)(ii) will vest immediately upon the Termination Date; or (ii) occurs during the Post-Termination Period, then the Participant’s right to any PSUs subject to such Tranche will vest upon the Stock Price Achievement Date. If the Expiration Date occurs prior to the achievement of a Performance-Based Vesting Condition with respect to any portion of the PSUs, such portion of the PSUs shall be forfeited by the Participant effective immediately upon the Expiration Date.
5.    Change in Control. Upon the occurrence of a Change in Control while the Participant is employed with the Company or during the Post-Termination Period, the following will apply:

(a)    Any Tranche for which an applicable Stock Price Achievement has occurred at or prior to the time of the Change in Control will immediately vest upon the Change in Control.

(b)    For any Tranche for which Stock Price Achievement has not occurred at the time of the Change in Control:

(i)    If the Acquisition Price is less than the applicable Stock Price Hurdle, such Tranche of PSUs will be forfeited upon the Change in Control; or

(ii)    If the Acquisition Price exceeds the applicable Stock Price Hurdle, such Tranche of PSUs will be deemed to have satisfied the applicable Performance-Based Vesting Condition and will fully and immediately vest upon the Change in Control.
(c)    “Change in Control” is defined in Exhibit B, and such definition is intended to supersede the definition in Participant’s employment agreement with the Company. Section 21 of the Participant's Employment Agreement relating to Section 280G of the Code is hereby incorporated by reference.
By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant confirms that Participant has read and fully understands the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice. Where Participant does not reside in the United States of America, Participant agrees not to be provided with a translation into Participant’s local language.

OUTBRAIN INC.:		PARTICIPANT:

By:	______________________________	By:	______________________________
Print Name:	______________________________	Print Name:	______________________________
Title:	______________________________
Address:	______________________________	Address:	______________________________

EXHIBIT A
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
AWARD AGREEMENT
Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Award Agreement (this “Agreement”) is attached, Outbrain Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of performance-based restricted stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Outbrain Inc. 2021 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”). Each Performance Stock Unit represents the right to receive one share of Common Stock (a “Share”) upon vesting.
Notwithstanding any provision in this Agreement to the contrary, the PSUs shall be subject to the special terms and provisions set forth in any Exhibit to this Agreement applicable to Participant’s country of residence, if any. In the event of any conflict between this Agreement and any applicable Exhibit, the terms of the applicable Exhibit shall prevail.
ARTICLE I.
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2    Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
GRANT OF PERFORMANCE STOCK UNITS
2.1    Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.
2.2    Unsecured Obligation. Unless and until the PSUs have vested in the manner set forth in Article II hereof, the Participant will have no right to receive Common Stock under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3    Vesting Schedule. Subject to Section 2.5 hereof, the PSUs shall vest and become nonforfeitable with respect to the applicable portion thereof subject to satisfaction of the vesting conditions set forth in the Grant Notice.
2.4    Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

2.5    Forfeiture, Termination and Cancellation upon Termination. Except as otherwise provided in the Grant Notice, upon the Participant incurring a Termination Date for any or no reason, all Performance Stock Units which have not vested based on satisfaction of both service-based and performance-based vesting conditions prior to or in connection with such termination shall thereupon automatically be forfeited, terminated and cancelled as of the applicable Termination Date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the PSUs which has not become vested as of the date on which the Participant incurs a Termination Date shall thereafter become vested, except as may otherwise be provided by the Committee or as set forth in the Grant Notice or in a written agreement between the Company and the Participant.
2.6    Issuance of Common Stock upon Vesting.
(a)    As soon as administratively practicable following the vesting of any Performance Stock Units pursuant to Section 2.3 hereof, but in no event later than 30 days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption under Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.1 hereof) a number of Shares equal to the number of PSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 3.1 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Committee determines that Shares can again be issued in accordance with such Section.
(b)    The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the PSUs or the issuance of Shares. Unless otherwise determined by the Committee, with respect to Participants who are individuals not subject to Section 16(b) of the Exchange Act at the time the PSU is payable, any withholding obligations will be satisfied by the Participant irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired under the PSU and to remit to the Company a sufficient portion of the sale proceeds to pay the entire tax withholding obligation resulting from the payment of Shares pursuant to the PSU award. With respect to Participants who are individuals subject to Section 16(b) of the Exchange Act at the time the PSU award is payable, the withholding obligation will be satisfied in a manner permitted by the Plan approved by the Committee in its sole discretion.
2.7    Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and non-assessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 3.1 of the Plan.
2.8    Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.2 of the Plan.

ARTICLE III.
OTHER PROVISIONS
3.1    Transferability. The PSUs shall be subject to the restrictions on transferability set forth in Section 9.6 of the Plan.
3.2    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.
3.3    Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.4    Adjustments Upon Specified Events. The Committee may accelerate the vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 3.2 of the Plan.
3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office otherwise specified by the Committee.
3.6    Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.
3.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.8    Governing Law. The laws of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws, and, where applicable under local law, Delaware shall be the place of entry for the Agreement.
3.9    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other applicable law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such applicable law.

3.10    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.
3.11    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.1 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
3.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.13    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant at any time.
3.14    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits hereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, provided that the PSUs shall be subject to any accelerated vesting provisions in any written agreement between the Participant and the Company or a Company plan pursuant to which the Participant participates, in each case, in accordance with the terms therein.
3.15    Section 409A. This Award and all payments to be made hereunder are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986 (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”), and shall be construed and administered accordingly, although no warranty as to such compliance or exemption is made. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if any payment or benefit provided to the Participant in connection with the Participant's termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (“Nonqualified Deferred Compensation”), and the Participant is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first day of the month following the six-month anniversary of the Termination Date or, if earlier, on the Participant’s death. Further, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time it is determined that this Award (or any portion thereof) may constitute Nonqualified Deferred Compensation, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice and/or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
3.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

EXHIBIT B

Definitions

“Change in Control” (as defined in the Plan) means the first to occur of any of the following: (a) the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally; (b) the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities; (c) the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or (d) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

“Cause” means (i) the commission and conviction of a felony or other crime (and any equivalent under Israeli law) involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (ii) willful failure to perform material duties as reasonably directed, (iii) the employee’s gross negligence or willful misconduct with respect to the performance of the Participant’s duties hereunder, or (iv) obtaining any personal profit not fully disclosed to and approved in connection with any transaction entered into by, or on behalf of, the Company. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, the Participant shall have two (2) weeks from the delivery of written notice by the Company within which to cure any acts constituting Cause. For purposes of this provision, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

B-1